Exhibit 4.3

Execution Copy

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (1) THE ORIGINAL ISSUE DATE AND (II) THE DATE THE COMPANY BECAME A “REPORTING ISSUER” IN ANY PROVINCE OR TERRITORY OF CANADA.

Warrant Shares Issuable:	704,081

Warrant Certificate No.:	A-2

Re-Issue Date:	August 3, 2016

Original Issue Date:	June 2, 2016

FOR VALUE RECEIVED, Zymeworks Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), hereby certifies that Perceptive Credit Holdings, LP or any of its registered assigns (collectively, the “Holder”) is entitled to purchase from the Company up to 704,081 duly authorized, validly issued, fully paid and nonassessable shares of the Company’s Class A Preferred Shares at the applicable per share Exercise Price (defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Certain capitalized terms used herein are defined in Section 1.

This Warrant Certificate has been issued pursuant to the terms of the Credit and Guaranty Agreement, dated as of June 2, 2016 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, as the borrower, the guarantors party thereto and Perceptive Credit Opportunities Fund, L.P., as lender.

Section 1. Definitions. The following terms when used herein have the following meanings:

“Additional Compensation” has the meaning set forth in Section 13(a).

“Additional Compensation Shares” has the meaning set forth in Section 13(a).

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Shares, an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant Certificate is then being exercised pursuant to Section 3 multiplied by (ii) the Exercise Price in effect as of the applicable Exercise Date in accordance with the terms of this Warrant Certificate.

“Bloomberg” has the meaning set forth within the definition of VWAP.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Cashless Exercise” has the meaning set forth in Section 3(b).

“Class A Preferred Shares” means the Class A Preferred Shares of the Company, and any capital into which such Class A Preferred Shares shall have been converted, exchanged or reclassified following the date hereof.

“Common Shares” means the common shares of the Company, and any capital into which such Common Shares shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Company Articles” means the Company’s Articles of Incorporation, as amended.

“Credit Agreement” has the meaning set forth in the preamble.

“Delivery Deadline” means (i) in the case of Warrant Shares to be issued upon exercise of this Warrant Certificate, five (5) Business Days after delivery of an Exercise Certificate in respect of such exercise, (ii) in the case Unlegended Shares requested by the Holder to be issued upon satisfaction of the Unrestricted Conditions, ten (10) Business Days after delivery of such requested by the Holder pursuant to Section 12(a)(iii), and (iii) in the case of Additional Compensation Shares, five (5) Business Days following the last day of each calendar month during which an Event of Failure occurred or was continuing, as provided in Section 13(b).

“Delivery Failure” means the failure by the Company, for any reason, to deliver Warrant Shares, Unlegended Shares, Additional Compensations Shares, as the case may be, to the Holder or its designee on or prior to the applicable Delivery Deadline for such shares.

“DTC” means the Depository Trust Company.

“DWAC” has the meaning set forth in Section 3(i).

“Event of Default” means the occurrence of any of the following events or circumstances: (i) the occurrence of a Registration Failure that remains uncured for a period of more than sixty (60) days following written notice thereof to the Company from the Holder; (ii) the occurrence of any Delivery Failure that remains uncured for a period of more than sixty (60) days; (iii) the occurrence of a Transfer Delivery Failure that remains uncured for a period of thirty (30) days or (iv) the breach by the Company of any obligations under Section 3(f) or 3(i) that has not been cured or waived on or before the fifth (5th) Business Day following notification in writing to the Company of such breach.

“Event of Failure” means (i) the occurrence of a Delivery Failure or (ii) the occurrence of a Transfer Delivery Failure.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Certificate and the applicable Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means, initially, USD $4.90 per Warrant Share, as the same may be adjusted as set forth herein.

“Failure Notice” has the meaning set forth in Section 13(a).

“Fair Market Value” means, if the Company’s Shares are listed on a Trading Market, as of any particular Trading Date, the VWAP of the Company’s Shares measured over the 10 Business Days immediately prior to such day or, if there have been no sales of such Shares on any Trading Market on any such day, the average of the highest bid and lowest asked prices for such Shares on all applicable Trading Markets at the end of such day. If the Company’s Shares are not listed, quoted or otherwise available for trading, the “Fair Market Value” of the Class A Preferred Shares or Common Shares, as applicable, shall be the fair market value per share as determined jointly by the Board and the Holder.

“FAST” has the meaning set forth in Section 3(i).

“Holder” has the meaning set forth in the preamble.

“In-the-Money Liquidity Event” means a Liquidity Event where the aggregate proceeds to be received by the Holder if this Warrant Certificate was exercised in full immediately prior to the consummation of the Liquidity Event is greater than the Aggregate Exercise Price that would have been payable in connection with such exercise.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement by and among the Company and certain investors party thereto dated as of January 7, 2016, as amended.

“Liquidity Event” means a Liquidation Event or a Deemed Liquidation Event, each as defined in the Company Articles; provided that the waiver of a Deemed Liquidation Event by the holders of Class A Shares in accordance with the Company Articles shall not have the effect of waiving the effect of a Liquidity Event under this Warrant Certificate.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Original Issue Date” has the meaning set forth in the preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Preferred Shares means the Class A Preferred Shares of the Company and any other class or series of preferred shares issued by the Company after the Original Issue Date, and any class or series of preferred shares into which such Preferred Shares shall have been converted, exchanged or reclassified following the date hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Redemption” has the meaning set forth in Section 14.

“Redemption Amount” has the meaning set forth in Section 14.

“Redemption Cap” has the meaning set forth in Section 14.

“Redemption Notice” has the meaning set forth in Section 14.

“Registrable Securities” shall have the meaning set forth in the Investors’ Rights Agreement. The parties hereto agree that, as such term is used in this Warrant Certificate and as such term is used in the Investors’ Rights Agreement, the Warrant Shares shall be deemed to be Registrable Securities at all times that the Holder has the right to acquire or obtain from the Company the Warrant Shares, whether or not such acquisition has actually been effected.

“Registration Failure” means any of the following events or circumstances: (i) the Company fails to file timely with the SEC any Registration Statement required to be filed pursuant to Section 2.1(a) (Form S-1 Demand) or 2.1(b) (Form S-3 Demand)of the Investors’ Rights Agreement; (ii) the Company fails to fulfill its obligations to Holder under Section 2.2 (Company Registrations) of the Investors’ Rights Agreement; or (iii) the Company fails to satisfy its obligations to Holder pursuant to Section 2.4 (Obligations of the Company) of the Investors’ Rights Agreement.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Re-Issue Date” has the meaning set forth in the preamble.

“ROFO and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement by and among the Company, certain investors party thereto and other shareholders party thereto dated as of January 7, 2016, as amended.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Common Shares and/or the Preferred Shares, as applicable.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means Nasdaq or, if the Company’s Shares are not listed on Nasdaq, such other principal US or foreign exchange or market (including the OTC (Over-The-Counter) Bulletin Board) on which the Shares are quoted or available for trading.

“Transfer Agent” has the meaning set forth in Section 3(c)(ii).

“Transfer Delivery Failure” means the failure of the Company to effect a transfer of this Warrant Certificate as provided pursuant to Section 8 within ten (10) Business Days following delivery by the Holder of an Assignment in substantially the form attached hereto as Exhibit B.

“Unlegended Shares” has the meaning set forth in Section 12(a)(iii).

“Unrestricted Conditions” has the meaning set forth in Section 12(a)(ii).

“Voting Agreement” means that certain Amended and Restated Voting Agreement by and among the Company and certain investors and other shareholders party thereto dated as of January 7, 2016, as amended.

“VWAP” means, for any security as of any day or period of days (as the case may be), the volume weighted average sale price on Nasdaq as reported by, or based upon data reported by Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Company (collectively, “Bloomberg”) or, if Nasdaq is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg or, if no volume weighted average sale price is reported for such security by Bloomberg, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin

Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.; provided that if VWAP cannot be calculated for such security on such date in the manner provided above, the VWAP shall be the Fair Market Value.

“Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 7.

“Warrant Shares” means the shares of Class A Preferred Shares or other capital of the Company then purchasable upon exercise of this Warrant Certificate in accordance with the terms of this Warrant Certificate.

Section 2. Term of Warrant Certificate. Subject to the terms and conditions hereof, at any time or from time to time on or after the Original Issue Date and prior to 5:00 p.m., Eastern time, on the fifth anniversary of such date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

Section 3. Exercise of Warrant Certificate.

(a) Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) delivery to the Company at its then principal executive office of an Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed by the Holder;

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b); and

(iii) delivery to the Company at its then principal executive office of joinders to the Investors’ Rights Agreement, the ROFR and Co-Sale Agreement, and the Voting Agreement, in each case duly completed and executed by the Holder, if such agreements are still in force and effect at the time that all or any portion of this Warrant Certificate is exercised.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant Certificate with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price or (y) any other securities or any debt of the Company (including shares of Preferred Stock and/or Common Stock) having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value (A) in the case of debt, shall be the principal amount thereof plus accrued and unpaid interest, and (B) in the case of shares of Preferred Stock or Common Stock, shall be the Fair Market Value thereof); or

(iv) any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to Section 3(b)(ii), (iii) or (iv) (solely to the extent of such withholding or surrender, a “Cashless Exercise”) where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the value of a whole share as of the Exercise Date determined in accordance with Section 3(b)(iii).

For purposes of Rule 144, it is acknowledged and agreed that (i) the Warrant Shares issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the Original Issue Date, and (ii) the holding period for any Warrant Shares issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the Original Issue Date.

(c) Delivery of Share Certificates.

(i) With respect to any exercise of this Warrant Certificate by the Holder, upon receipt by the Company of an Exercise Certificate and delivery of the Aggregate Exercise Price (in accordance with Section 3(b)), the Company shall, on or before the applicable Delivery Deadline, issue and deliver (or cause its Transfer Agent (as defined below) to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number Warrant Shares for the portion of this Warrant Certificate so exercised on such date, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The share certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Certificate and shall be registered in the name of the Holder or, subject to compliance with Section 8, such other Person’s name as shall be designated in the Exercise Certificate. This Warrant Certificate shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(ii) If, at the time of exercise, the Company has a Transfer Agent, then upon the exercise of this Warrant Certificate in whole or in part, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Company’s transfer agent (the “Transfer Agent”) shall issue Warrant Shares in the name of the Holder (or its nominee) or such other Persons as designated by the Holder (in compliance with Section 8) and in such denominations to be specified in the applicable Exercise Certificate. The Company represents and warrants that no instructions other than the foregoing instructions will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant Certificate and the Warrant Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Warrant Shares if the Unrestricted Conditions are met.

(iii) In addition to any other remedies which may be available to the Holder pursuant to Section 14 or otherwise, in the event of any Delivery Failure relating to the issuance of Warrant Shares upon exercise of this Warrant Certificate, the Holder will be entitled to revoke all or part of the relevant Exercise Certificate by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Exercise Certificate, except that Additional Compensation shall be payable through the date notice of revocation or rescission is given to the Company as provided in Section 13.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant Certificate. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check, by wire transfer of immediately available funds, or by offset against the Aggregate Purchase Price to be paid by the Holder in connection with such exercise) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Surrender of this Warrant Certificate; Delivery of New Warrant Certificate.

(i) The Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant Certificate has been exercised in full, in which case, the Holder shall, at the written request of the Company, surrender this Warrant Certificate to the Company for cancellation within three (3) Business Days after the date the final Exercise Certificate is delivered to the Company. Partial exercises of this Warrant Certificate resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this Section 3(e), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(ii) Notwithstanding the foregoing, the Holder may request that the Company (and the Company shall), at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant Certificate. Unless otherwise agreed upon by the Holder in its sole discretion, such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.

(f) Valid Issuance of Warrant Certificate and Warrant Shares; Payment of Taxes and Expenses. With respect to the exercise of this Warrant Certificate, the Company hereby represents, covenants and agrees:

(i) This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate) pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any Trading Market upon which shares of Class A Preferred Shares or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance), and if any of the Company’s securities are listed on any Trading Market at the time of exercise, the Company shall cause the Warrant Shares, immediately upon such exercise, to be listed on such Trading Market.

(iv) The Company shall pay all expenses in connection with the issuance and delivery of the Warrant Shares and shall pay all fees taxes and other governmental charges that may be imposed with respect to the issuance or delivery of Warrant Shares upon exercise of this Warrant Certificate, provided that (A) the amount of such expenses paid by the Company shall be capped at $20,000 and (B) the Company shall not be obligated to pay any income taxes imposed on the Holder in connection with the exercise of this Warrant Certificate.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a public offering or a Liquidity Event, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares.

(i) During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Class A Preferred Shares or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant Certificate, the maximum number of Warrant Shares issuable upon the exercise of this Warrant Certificate. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Preferred Shares upon the exercise of this Warrant Certificate.

(ii) During the Exercise Period and at all times thereafter that Warrant Shares are issued and outstanding, the Company shall reserve and keep available out of its authorized but unissued Common Shares or other securities into which Warrant Shares are convertible, solely for the purpose of issuance upon the conversion of the Warrant Shares, the maximum number of Common Shares issuable upon the conversion of the Warrant Shares. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares or other securities upon the conversion of the Warrant Shares.

(i) Delivery of Electronic Shares. If the Company has a Transfer Agent and the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder and in lieu of delivering physical certificates representing any Preferred Shares or Common Shares to be delivered under or in connection with this Warrant Certificate, the Company shall use its commercially reasonable best efforts to cause the Transfer Agent to electronically transmit the Preferred Shares or Common Shares to the Holder by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(j) Dispute Resolution. In the case of any dispute as to the determination of Fair Market Value, the VWAP of the Company’s Stock, the arithmetic calculation of the Exercise Price or any other computation or valuation required to be made hereunder, in the event the Holder and the Company are unable to settle such dispute within five (5) Business Days, then either party may elect to submit the disputed matter(s) for resolution to an independent investment bank or an independent accountant (depending on the nature of the dispute) (the “Independent Referee”), in each case as mutually selected by the Holder and the Company. If the Holder and the Company cannot agree on an Independent Referee, each shall select one investment bank or one accountant and the two banks or two accountants (as applicable) shall select a third bank or third accountant and such third bank or third accountant shall be the Independent Referee. The Independent Referee’s shall be a referee and not an arbitrator and its determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Company and the Holder shall each pay one half of the fees and costs of the Independent Referee.

(k) Automatic Exercise. If an In-the-Money Liquidity Event occurs with respect to the Company at any time prior to 5:00 p.m., New York time, on the last day of the Exercise

Period and there remain any Warrant Shares subject to this Warrant Certificate, this Warrant Certificate shall be deemed to be automatically exercised for the full number of remaining Warrant Shares, without the requirement for the delivery of an Exercise Certificate, and the Holder shall receive its pro rata share of the proceeds from such Liquidity Event as if the Warrant Shares were outstanding immediately prior to such Liquidity Event (subject to set-off against the Aggregate Exercise Price); provided that:

(i) unless the giving of notice is not possible due to the circumstances of the Liquidity Event, the Company shall give the Holder notice of an anticipated Liquidity Event as soon as practicable but in any event not less than 10 Business Days prior to the anticipated consummation of such Liquidity Event; and

(ii) if the Holder does not wish to automatically have this Warrant Certificate exercised in connection with such Liquidity Event, the Holder may opt out of such automatic exercise by written notice to the Company in advance of the consummation of the Liquidity Event.

For the avoidance of doubt, if the Holder opts out of having the Warrant Certificate exercised in connection with an In-the-Money Liquidity Event then: (x) if the Liquidity Event involves a merger or consolidation of the Company with or into another entity and the Company is the surviving entity following the consummation of the Liquidity Event, this Warrant Certificate shall continue to remain outstanding following the consummation of the Liquidity Event for the duration of the Exercise Period; and (y) if the Liquidity Event involves a merger or consolidation and the Company is not the surviving entity following the consummation of the Liquidity Event, this Warrant Certificate shall be reissued, in accordance with Section 4(d) below, for equity securities in the entity that survives the Liquidity Event and shall remain outstanding for the duration of the Exercise Period.

Section 4. Anti-Dilution Adjustments. The Warrant Shares issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.

(a) Adjustments for Diluting Issuances. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant Certificate or, the number of Common Shares issuable upon conversion of the Warrant Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company Articles as if the Warrant Shares were issued and outstanding on and as of the date of any such required adjustment and as if the Exercise Price was the Conversion Price (as defined in the Company Articles). The provisions set forth in Article B, Section 4.4 (Adjustments to Class A Conversion Price for Diluting Issues) of the Company Articles in effect as of the Original Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares granted to Holder.

(b) Dividends and Distributions. If the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Preferred Shares or Common Shares entitled to receive, a dividend or any other distribution payable in securities of the Company, then, and in each such event, the Company shall ensure that provisions are made so that the Holder shall receive upon exercise of this Warrant Certificate, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company which the Holder would have been entitled to receive had this Warrant Certificate been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Preferred Shares and/or Common Shares, a dividend or other distribution of such securities, in an amount equal to the amount of such securities as the Holder would have received if this Warrant Certificate had been exercised in full into Warrant Shares on the date of such event.

(c) Adjustment to Exercise Price and Warrant Shares Upon Subdivision or Combination. If the Company shall, at any time or from time to time after the Original Issue Date, subdivide (by any share split, recapitalization or otherwise) its outstanding shares of Preferred Shares or Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to any such subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be proportionately increased. If the Company at any time combines (by combination, reverse share split or otherwise) its outstanding Preferred Shares or Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be proportionately decreased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger.

(i) Unless the Holder otherwise consents (in its sole discretion), the event of any (A) capital reorganization of the Company, (B) reclassification of the capital of the Company (other than as a result of any dividend or distribution covered by Section 4(b)), including with respect to a public offering, (C) other similar transaction (other than any such transaction covered by Section 4(c)) or (D) Liquidity Event in which the Warrant Certificate is not exercised, in each case which entitles the holders of Preferred Shares or Common Shares to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for Preferred Shares or Common Shares:

(1) this Warrant Certificate shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant Certificate, be exercisable for the kind and number of shares or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant Certificate in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant Certificate); and

(2) appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any shares, securities or assets thereafter acquirable upon exercise of this Warrant Certificate (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Class A Preferred Shares reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding adjustment immediately shall be made to the number of Warrant Shares acquirable upon exercise of this Warrant Certificate, without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction).

The provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.

(ii) Notwithstanding anything to the contrary contained herein: (x) with respect to any corporate event or other transaction contemplated by this Section 4(d), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise its rights under Section 2 instead of giving effect to Section 4(d)(i); and (y) if, in connection with a public offering, the Class A Conversion Price (as defined in the Company’s Certificate of Incorporation) is adjusted pursuant to Article B, Section 5.1 (Mandatory Conversion: Trigger Events) of the Company Articles, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant Certificate shall be similarly adjusted.

(e) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant Certificate so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided that in connection with such event this Warrant Certificate and the Warrant Shares shall not be treated in a manner less favorable than the Class A Shares and the Holder shall not be treated in a manner less favorable than the holders of such Class A Shares.

(f) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares, securities or assets then issuable upon exercise of this Warrant Certificate.

(g) Notices. In the event that the Company shall take a record of the holders of its Class A Preferred Shares (or other capital or securities at the time issuable upon exercise of this Warrant Certificate):

(i) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital of any class or any other securities, or to receive any other security; or

(ii) approving or enabling any capital reorganization of the Company, any reclassification of the Class A Preferred Shares or Common Shares of the Company or any Liquidity Event;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such capital reorganization, reclassification or Liquidity Event is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Class A Preferred Shares (or such other capital or securities at the time issuable upon exercise of this Warrant Certificate) shall be entitled to exchange their shares of Class A Preferred Shares (or such other capital or securities) for securities or other property deliverable upon such capital reorganization, reclassification or Liquidity Event, and the amount per share and character of such exchange applicable to this Warrant Certificate and the Warrant Shares.

Section 5. [Reserved]

Section 6. Registration Rights.

(a)	The Company and the Holder agree that, as of the Original Issue Date:

(i) The Warrant Shares shall have certain registration rights pursuant to and as set forth in the Investors’ Rights Agreement;

(ii) The Holder shall be deemed to be an “Investor” for all purposes under the Investors’ Rights Agreement;

(iii) The Warrant Shares shall be “Registrable Securities” under the Investors’ Rights Agreement, and the Holder shall be a “Holder” (as defined in the Investors’ Rights Agreement), for all purposes under the Investors’ Rights Agreement, including prior to exercise of this Warrant Certificate, provided that, for the avoidance of doubt, the Holder may not require that the Warrant Shares be registered on a Trading Market unless and until this Warrant Certificate has been validly exercised with respect to the Warrant Shares to be so registered and such Warrant Shares are eligible to be so registered in accordance with applicable law; and

(b) The provisions set forth in the Investors’ Rights Agreement, or any similar or replacement agreement relating to the registration rights of Registrable Securities (including the Warrant Shares), may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

Section 7. Warrant Register. The Company shall keep and properly maintain at its principal executive offices a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.

Section 8. Transfer of Warrant Certificate. Subject to Section 12 hereof, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant Certificate to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment of any transfer taxes, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned and this Warrant Certificate shall promptly be cancelled.

Section 9. The Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant Certificate or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 9, the Company shall provide the Holder with copies of the same notices and other information and inspection rights given to the Major Investors pursuant to Section 3.1 and 3.2 of the Investors’ Rights Agreement.

Section 10. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant Certificate on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Shares as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.

Section 11. No Impairment. The Company shall not, by amendment of the Company Articles or its Bylaws, through any shareholders, voting or similar agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate.

Section 12. Compliance with the Securities Act and Market Stand-Off.

(a) Agreement to Comply with the Securities Act, etc.

(i) Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 12 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act and applicable Canadian securities laws. Subject to clause (ii) below, this Warrant Certificate and all Warrant Shares issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 2, 2016 AND (II) THE DATE THE COMPANY BECAME A “REPORTING ISSUER” IN ANY PROVINCE OR TERRITORY OF CANADA.”

(ii) Removal of Restrictive Legends. Neither this Warrant Certificate nor any certificates evidencing Warrant Shares or any other Shares issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer thereof (including the legend set forth above in clause (i)) in any of the following circumstances: (A) following any sale of this Warrant Certificate, any Warrant Shares or any other Shares issued or delivered to the Holder under or in connection here with pursuant to Rule 144 or pursuant to a Registration Statement covering the sale or resale of the Warrant Shares, (B) if this Warrant Certificate, Warrant Shares or any other such Share are eligible for sale under Rule 144(b)(1), or (C) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) or (D) in respect of the Canadian securities legend set forth above, in accordance with applicable Canadian securities laws (collectively, the “Unrestricted Conditions”). The Company shall not require Holder to provide an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c). If the Unrestricted Conditions are met at the time of issuance of this Warrant Certificate, the Warrant Shares or such other Shares, then this Warrant Certificate, Warrant Shares or other Shares, as the case may be, shall be issued free of all legends.

(iii) Replacement Warrant Certificate. The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within three (3) Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Shares or replacement shares in respect of such other Shares, as the case may be, free of all restrictive legends.

(iv) Sale of Unlegended Shares. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any certificates representing securities as set forth in Section 12(a)(ii) above is predicated upon the Company’s reliance that the Holder will sell this Warrant Certificate or any such securities (i) pursuant to either an effective Registration Statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, or (ii) in accordance with applicable Canadian securities laws.

(b) Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant Certificate as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and CSA National Instrument 45-106 Exempt Distributions. The Holder is acquiring this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act or applicable Canadian securities laws.

(ii) The Holder understands and acknowledges that this Warrant Certificate and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act or a final prospectus under applicable Canadian securities laws only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act and with CSA National Instrument 45-102 Resale of Securities, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and under other applicable Canadian securities laws.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Company.

(c) Market Standoff. Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Shares or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form F-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the Company’s initial public offering, or such other period as may be reasonably requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 12(c) shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and all shareholders individually owning more than 2% of the Company’s outstanding Common Shares (after giving effect to conversion into Common Shares of all outstanding Class A Preferred Shares) are subject to substantially similar restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 12(c) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 12(c) or that are necessary to give further effect thereto.

Section 13. Events of Failure.

(a) Failure of Payment, etc. For so long as any Event of Failure continues, the Company hereby agrees to pay additional compensation (“Additional Compensation”) to the Holder (which, the parties agree, is to be treated as liquidated damages and not as a penalty) in the form of a per annum fee accruing at a rate of 10% per annum on an amount equal to the product of (i) the number of Warrant Shares representing the remaining unexercised portion of this Warrant Certificate multiplied by (ii) the Fair Market Value of one Class A Preferred Share as of immediately prior to the date on which the Holder delivers written notice to the Company of the occurrence of such Event of Failure (a “Failure Notice”). Additional Compensation shall continue to accrue until such Event of Failure has been cured or waived. Additional Compensation shall be paid in cash or, at the Company’s option in shares of Class A Preferred Stock (or, following a public offering, in unrestricted Common Stock) with a Fair Market Value equal to the Additional Compensation (“Additional Compensation Shares”). Additional Compensation, whether payable in cash or in Additional Compensation Shares, is in addition to any Warrant Shares that the Holder is entitled to receive upon exercise of this Warrant Certificate.

(b) Payment of Accrued Additional Compensation. Additional Compensation shall be payable, whether in cash or shares, as the case may be, on or before the fifth (5th) Business Day following the last day of each calendar month during which an Event of Failure has occurred or continued. Nothing herein shall limit the Holder’s right to pursue a claim for specific performance or injunctive relief. Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 14 hereof, then the Additional Compensation in respect of such Event of Failure shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Additional Compensation and (ii) the Default Amount payable in accordance with Section 14.

Section 14. Redemption.

(a) Upon the occurrence and during the continuance of any Event of Default, at the option of the Holder exercised by way of delivery of written notice to the Company (a “Redemption Notice”), the Holder shall have the right to demand a redemption (a “Redemption”) of (i) in the event of a Registration Failure, the exercised Warrant Shares to be registered pursuant to the Investors’ Rights Agreement, up to the Redemption Cap (as defined below); (ii) in the event of a Delivery Failure, the exercised Warrant Shares which the Company has failed to deliver, up to the Redemption Cap; and (iii) in the event of a Transfer Delivery Failure, the portion of this Warrant Certificate which the Company has failed to transfer, up to the Redemption Cap.

(b) Upon the Holder’s election to cause a Redemption, the Company shall be obligated to pay to the Holder an amount (the “Redemption Amount”), after deduction of an amount equal to the then-applicable Exercise Price with respect to any unexercised Warrant Shares to be redeemed, equal to:

(i) in the case of a Registration Failure or Delivery Failure, the product of (1) the number of Warrant Shares to be redeemed multiplied by (2) the Fair Market Value of one Class A Preferred Share (or, following the Company’s public offering, one Common Share); and

(ii) (ii) in the case of a Transfer Delivery Failure, the product of (1) the number of Warrant Shares issuable upon exercise of the portion of the Warrant Certificate the Company has failed to transfer (up to the Redemption Cap) multiplied by (2) the Fair Market Value of one Class A Preferred Share (or, following the Company’s public offering, one Common Share).

(c) The Redemption Amount shall be payable in cash within three (3) Business Days following the date of delivery of the Redemption Notice. To the extent the Redemption Amount is not paid in full when due, the unpaid portion thereof shall accrue interest at a rate of 15% per annum until paid in full. All rights with respect to such redeemed Warrant Shares or Warrant Certificate (or portion thereof) shall terminate following the Redemption.

(d) For purposes of this Section 14, (i) the “Redemption Cap” shall be 50% of the Warrant Shares issuable upon exercise of this Warrant Certificate, (ii) for purposes of calculating the Redemption Cap, all Warrant Shares redeemed pursuant to this Section 14 (in a single transaction or in a series of related or unrelated transactions) shall be aggregated, and (iii), for the avoidance of doubt, in no event shall the Company be required to redeem in excess of 352,041 Warrant Shares or any portion of this Warrant Certificate exercisable for in excess of 352,041 Warrant Shares, in each case, as adjusted for any share dividend or subdivision, split-up or combination of shares or similar transaction.

Section 15. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15).

If to the Company:	Zymeworks Inc.
1385 West 8th Avenue, Suite 540
Vancouver, BC, Canada V6H 3V9
Attention:
Facsimile:
E-mail:

with a copy to:	Cooley LLP
3175 Hanover Street
	Palo Alto, CA	94304-1130
Attention: Michael Tenta
Email: mtenta@cooley.com

If to the Holder:	Perceptive Credit Holdings, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, New York, 10003

	Attention:	Sandeep Dixit
	E-mail:	Sandeep@perceptivelife.com

with a copy to:	Chapman and Cutler LLP
1270 Avenue of the Americas
New York, NY 10020
	Attention:	Nicholas Whitney
	E-mail:	whitney@chapman.com

Section 16. Cumulative Remedies. The rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 17. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Certificate would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction. The Holder and the Company further acknowledge and agree that (i) sums payable hereunder, including in respect of Additional Compensation or the Redemption Amount, are meant to be treated as liquidated damages and not penalties, (ii) the amount of loss or damages likely to be incurred by the Holder as a result of the Company’s breach of any its obligations hereunder is incapable or is difficult to precisely estimate, (iv) the amounts payable hereunder (and calculations in respect thereof) are reasonable and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (v) the parties hereto are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Section 18. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 19. Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a “Holder” for all purposes hereunder.

Section 20. No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.

Section 21. Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

Section 22. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 23. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 24. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia and the laws of Canada applicable therein or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Province of British Columbia and the laws of Canada applicable therein.

Section 25. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of British Columbia and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 26. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 27. Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

Section 28. No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant Certificate on the Re-Issue Date.

ZYMEWORKS INC.

By	/s/ Neil Klompas
Name: Neil Klompas, CPA, CA
Title: Chief Financial Officer

By	/s/ Ali Tehrani
Name: Dr. Ali Tehrani, PhD
Title: President and Chief Executive Officer

[Warrant Certificate]

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS, LP

By
Name:
Title:

By
Name:
Title:

[Warrant Certificate]

Exhibit A

to Warrant Certificate

FORM OF EXERCISE CERTIFICATE

(To be signed only upon exercise of Warrant Certificate)

To:

The undersigned, as holder of a right to purchase shares of Class A Preferred Shares of Zymeworks Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), pursuant to that certain Warrant Certificate of the Company, dated as of [RE-ISSUE DATE] and bearing Warrant Certificate No. A-2 (the “Warrant Certificate”), hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [             (            )] shares of Class A Preferred Shares of the Company and herewith makes payment of [             Dollars ($            )] therefor by the following method:

(Check all that apply):

             (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [             Dollars ($            )] for [(            )] shares of Class A Preferred Shares using the method described in Section 3(b)(i).

            (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [             Dollars ($            )] for [(            )] shares of Class A Preferred Shares using the method described in Section 3(b)(ii).

             (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [             Dollars ($            )] for [(            )] shares of Class A Preferred Shares using the method described in Section 3(b)(iii).

A-1

Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant Certificate.

DATED:

PERCEPTIVE CREDIT HOLDINGS, LP

By
Name:
Title:

By
Name:
Title:

A-2

Exhibit B

to Warrant Certificate

FORM OF ASSIGNMENT

THE UNDERSIGNED, Perceptive Credit Holdings, LP, is the holder (in such capacity, the “Holder”) of a warrant certificate issued by Zymeworks Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), bearing Warrant Certificate No. A-2 (the “Warrant Certificate”), entitling the Holder to purchase up to [            ] shares of the Company’s Class A Preferred Shares. Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate] [             of the Warrant Shares entitled to be purchased upon exercise of the Warrant Certificate]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Company to (i) memorialize such assignment on the Warrant Register as required pursuant to Section 7 of the Warrant Certificate, and (ii) pursuant to Section 8 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder] a new Warrant Certificate [new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”).

The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Shares to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Shares to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act or any applicable state or Canadian securities laws. The Assignee represents and warrants for the benefit of the Company that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended and CSA National Instrument 45-106 Exempt Distributions.

To the extent required pursuant to Section 12 of the Warrant Certificate, the Assignee acknowledges and agrees that restrictive legends shall be applied to the Assignee’s Substitute Warrant and the Warrant Shares issuable upon exercise of such certificate substantially consistent with the legends set forth in Section 12(a)(i).

[SIGNATURE PAGE FOLLOWS]

B-1

PERCEPTIVE CREDIT HOLDINGS, LP

By
Name:
Title:

By
Name:
Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By
Name:
Title:

B-2